                                                                   Exhibit 99.2C

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated March 3, 2000 accompanying the consolidated financial statements of The Manufacturers Life Insurance Company of America and our reports dated February 4, 2000 with respect to the financial statements of Separate Account Three of The Manufacturers Life Insurance Company of America, in Post Effective Amendment No. 2 to the Registration Statement No. 333-69719 on Form S-6 and related prospectus of Separate Account Three of The Manufacturers Life Insurance Company of America


                                                 /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
April 24, 2000